Exhibits 5.2, 8.2 and 23.2

December 22, 2011

CCRE Commercial Mortgage Securities, L.P.
110 East 59th Street
New York, New York 10022

Re:	CCRE Commercial Mortgage Securities, L.P. Commercial Mortgage Pass-Through Certificates and Commercial Mortgage-Backed Notes

Ladies and Gentlemen:

We have acted as counsel to CCRE Commercial Mortgage Securities, L.P., a Delaware limited partnership (the “Registrant”), in connection with the preparation of the Registrant’s Registration Statement on Form S-3 (the “Registration Statement”).  The Registration Statement is being filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).  As described in the prospectus (the “Prospectus”) included as part of the Registration Statement, the Registrant will from time to time establish issuing entities that will issue securities in one or more series (each, a “Series”) in the form of either commercial mortgage pass-through certificates (the “Certificates”) or commercial mortgage-backed notes (the “Notes”).  Each Series of Certificates will be issued, and will evidence interests in a trust fund established, under a separate pooling and servicing agreement (a “Pooling and Servicing Agreement”) between the Registrant, the trustee named therein and (if applicable) one or more additional parties identified in the prospectus supplement relating to such Series of Certificates.  Each Series of Notes will be issued, and will be secured by a pledge of the assets of the related issuing entity, under a separate indenture (an “Indenture”) between the related issuing entity and the trustee named therein as described in the prospectus supplement relating to such Series of Notes.

In connection with the foregoing, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we deemed necessary for the purposes of this opinion.  In our examination, we have assumed the following:  (a) the genuineness of all signatures; (b) the legal capacity of natural persons; (c) the authenticity of all documents submitted to us as originals; (d) the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents; (e) the conformity of the text of each document filed with the Commission through its Electronic Data Gathering, Analysis and Retrieval System to the printed documents reviewed by us; and (f) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates that we have reviewed.  As to any facts material to the opinions expressed herein that were not known to us, we have relied upon certificates, statements and representations of officers and other representatives of the Registrant and others.

In rendering this opinion, we have further assumed that:  (i) the Pooling and Servicing Agreement with respect to each Series of Certificates is executed and delivered substantially in the form filed as an exhibit to the Registration Statement; (ii) the Indenture with respect to each Series of Notes is executed and delivered substantially in the form to be filed as an exhibit to the Registration Statement; and (iii) the transactions contemplated to occur under the Registration Statement, the Prospectus included as part of the Registration Statement, the related  Prospectus Supplement with respect to each Series of Certificates or Series of Notes, as applicable, and the related Pooling and Servicing Agreement or Indenture, as applicable, with respect to each Series of Certificates or Notes, respectively, in fact occur in accordance with the respective terms thereof.

Based upon and subject to the foregoing, we are of the opinion that—

A.           When (i) the Registration Statement has become effective, (ii) the issuance and principal terms of any Series of Certificates or Series of Notes, as applicable, have been duly authorized by all necessary action by the Registrant (with respect to a Series of Certificates) or the related issuing entity (with respect to a Series of Notes), (iii) the Pooling and Servicing Agreement or Indenture relating to such Series has been duly authorized by all necessary action and executed and delivered by or on behalf of each party thereto, and (iv) the Certificates or Notes of such Series have been duly executed, authenticated and delivered in accordance with the terms and conditions of the Pooling and Servicing Agreement or the Indenture, as applicable, relating to such Series and sold in the manner described in the Registration Statement, in any amendment thereto, in the Prospectus included as part of the Registration Statement and in any Prospectus Supplement relating to such Series of Certificates or Series of Notes, as applicable, then (1) with respect to a Series of Certificates, the Certificates of such Series will be legally and validly issued and outstanding, fully paid and non-assessable and (2) with respect to a Series of Notes, the Notes of such Series will be legally and validly issued, outstanding and binding obligations of the related issuing entity, subject to bankruptcy, insolvency, receivership, reorganization, liquidation, voidable preference, fraudulent conveyance and transfer, moratorium and other similar laws affecting the rights of creditors or secured parties generally and the effect of, to the extent applicable, the rights of creditors or of secured creditors of national banks or of “financial companies” (as defined in Section 201 of the Dodd-Frank Wall Street Reform and Consumer Protection Act) or their affiliates.

B.           The description set forth under the caption “Federal Income Tax Consequences” in the Prospectus included as part of the Registration Statement, although it does not discuss all federal income tax consequences that may be applicable to the individual circumstances of particular investors (some of which may be subject to special treatment under the Internal Revenue Code of 1986 (the “Code”)), otherwise correctly describes the material aspects of the federal income tax treatment of an investment in a Series of Certificates or Series of Notes, as applicable, commonly applicable to investors that are U.S. Persons (as defined in such Prospectus) and, where expressly indicated therein, to investors that are not U.S. Persons.  We also hereby confirm the opinion expressly set forth under such headings as our opinion.

The opinion set forth in paragraph B above is limited to the United States federal income tax matters specifically covered thereby, and we have not been asked to address, nor have we addressed, any other tax consequences regarding the transaction referred to above or any other transaction.  The opinion set forth in paragraph B above is rendered as of the date hereof and is based on the current provisions of the Code and the Treasury Regulations issued or proposed thereunder, revenue rulings, revenue procedures and other published releases of the Internal Revenue Service and current case law, any of which can change at any time.  Any change can apply retroactively and modify the legal conclusions upon which such opinion is based.  This opinion is rendered as of the date hereof and we do not undertake, and hereby disclaim, any obligation to advise you of any changes in law or fact, whether or not material, that may be brought to our attention at a later date.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the discussion of our opinions set forth in this opinion letter under the headings “Legal Matters” and “Federal Income Tax Consequences” in the Prospectus included as part of the Registration Statement and in the Prospectus Supplement relating to each Series of Certificates or Notes, as applicable, with respect to which we act as counsel to the Registrant.  In giving such consent, we do not consider that we are “experts”, within the meaning of the term as used in the Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

We express no opinion as to any laws other than the federal laws of the United States of America and the laws of the State of New York.  We do not express any opinion, either implicitly or otherwise, on any issue not expressly addressed above.  We express no opinion with respect to any Series of Certificates or Notes for which we do not act as counsel to the Registrant.

Very truly yours,

/s/ Sidley Austin LLP